Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167226 of First American Financial Corporation on Form S-8 of our report dated June 26, 2017, relating to the financial statements and supplemental schedule of First American Financial Corporation 401 (k) Savings Plan appearing in this Annual Report on Form 11-K of First American Financial Corporation 401 (k) Savings Plan for the year ended December 31, 2016.

/s/ Squar Milner LLP

Newport Beach, California

June 26, 2017